Exhibit 99.1

Tel-Instrument Electronics Corp. Reports

$1.87 Million Mode 5 Test Set Order for the United Kingdom

East Rutherford, NJ - January 15, 2020 – Tel-Instrument Electronics Corp. (“Tel”, “Tel-Instrument” or the “Company”) (OTCQB: TIKK), a leading designer and manufacturer of avionics test and measurement solutions, today reported the receipt of a $1.87 million T-47/M5 Mode 5 test set order for the United Kingdom. These test sets will be sold through our European distributor, Muirhead Avionics, to Leonardo MW Ltd., which is handling the Mode 5 upgrade effort for the United Kingdom Ministry of Defense.

Mr. Jeffrey O’Hara, President and CEO of Tel, stated, “The T-47/M5 test set is rapidly becoming the Mode 5 test set of choice for many sophisticated international customers. This new test set provides comprehensive interrogator and transponder Mode 5 IFF test capabilities in addition to ADS-B, TACAN and TCAS, and supports both U.S. and European crypto appliques. This is an important win for us, particularly given that our primary competitor has operations in the U.K. and had been the sole supplier of IFF test equipment to the U.K. military for several decades. The test sets will be delivered in the 2021 fiscal year which starts April 1, 2020. We anticipate increasing international demand for Mode 5 test equipment as we approach the July 1, 2020 deadline for the decertification of Mode 4 IFF. We’re pleased to have been selected for this contract in the U.K. and we continue to pursue other significant domestic and international opportunities which we believe will help us continue to drive our future growth.”

About Tel-Instrument Electronics Corp.

Tel-Instrument is a leading designer and manufacturer of avionics test and measurement solutions for the global commercial air transport, general aviation, and government/military aerospace and defense markets. Tel-Instrument provides instruments to test, measure, calibrate, and repair a wide range of airborne navigation and communication equipment. For further information please visit our website at www.telinstrument.com.

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This press release includes statements that are not historical in nature and may be characterized as “forward-looking statements,” including those related to future financial and operating results, benefits, and synergies of the combined companies, statements concerning the Company’s outlook, pricing trends, and forces within the industry, the completion dates of capital projects, expected sales growth, cost reduction strategies, and their results, long-term goals of the Company and other statements of expectations, beliefs, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. All predictions as to future results contain a measure of uncertainty and, accordingly, actual results could differ materially.  Among the factors which could cause a difference are:  changes in the general economy; changes in demand for the Company’s products or in the cost and availability of its raw materials; the actions of its competitors; the success of our customers; technological change; changes in employee relations; government regulations; litigation, including its inherent uncertainty; difficulties in plant operations and materials; transportation, environmental matters; and other unforeseen circumstances.  A number of these factors are discussed in the Company’s previous filings with the U.S. Securities and Exchange Commission. The Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 (the “Act”) protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

Contact:	Joseph P. Macaluso
Tel-Instrument Electronics Corp.
(201) 933-1600 John Nesbett/Jennifer Belodeau IMS Investor Relations 203.972.9200 jnesbett@institutionalms.com